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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Advanced Digital Information Corporation of our report dated December 1, 2000 relating to the financial statements and financial statement schedule, which appears in Advanced Digital Information Corporation's Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                      /S/ PRICEWATERHOUSECOOPERS LLP

                      PricewaterhouseCoopers LLP
                      Seattle, WA

Dated: March 20, 2001

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EXHIBIT 23.3